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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 11, 2002, accompanying the consolidated financial statements of Rent-A-Center, Inc. and Subsidiaries contained in the Registration Statement on Form S-3 and Prospectus. We consent to the use of the aforementioned report in this Registration Statement on Form S-3 and Prospectus, and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

Dallas, Texas

May 20, 2002